SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.___)

Filed by the Registrant [X]

Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement

[X]	Definitive Proxy Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

ONYX ACCEPTANCE CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	Fee not required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

ONYX ACCEPTANCE CORPORATION

27051 Towne Centre Drive
Foothill Ranch, CA 92610

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 29, 2003

To Our Stockholders:

      The Annual Meeting of Stockholders of Onyx Acceptance Corporation, a Delaware corporation (the “Company”) will be held at the Corporate Headquarters of the Company located at 27051 Towne Centre Drive, Foothill Ranch, California, 92610, on May 29, 2003, at 10:00 a.m. for the following purposes:

1. To elect one director to serve a three year term until the Annual Meeting of Stockholders in 2006.

2. To ratify the appointment of PricewaterhouseCoopers LLP as independent accountants of the Company for the fiscal year ending December 31, 2003; and

3. To transact such other business as may properly come before the Annual Meeting and any adjournments thereof.

      The Board of Directors has fixed April 1, 2003 as the record date for determination of stockholders entitled to notice of and to vote at the Annual Meeting and any adjournments thereof.

      WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE MARK, DATE AND SIGN THE ACCOMPANYING PROXY CARD AND RETURN IT PROMPTLY IN THE ENVELOPE ENCLOSED.

By Order of the Board of Directors

Michael Krahelski
Secretary

Foothill Ranch, California

May 1, 2003

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT
DIRECTORS, EXECUTIVE OFFICERS AND COMPENSATION INFORMATION
SUMMARY COMPENSATION TABLE
REPORT OF THE COMPENSATION COMMITTEE(1)
REPORT OF THE AUDIT COMMITTEE(1)
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
COMPANY PROPOSALS
PROPOSAL 1 ELECTION OF DIRECTORS
RECOMMENDATION OF THE BOARD OF DIRECTORS
PROPOSAL 2 RATIFICATION OF THE SELECTION OF INDEPENDENT ACCOUNTANTS
RECOMMENDATION OF THE BOARD OF DIRECTORS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
STOCK PRICE PERFORMANCE GRAPH(1)
COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934
STOCKHOLDER PROPOSALS AND NOMINATIONS
OTHER MATTERS
ANNUAL REPORT TO STOCKHOLDERS

ONYX ACCEPTANCE CORPORATION

27051 Towne Centre Drive,
Foothill Ranch, California 92610

PROXY STATEMENT

General

      The accompanying proxy is solicited by and on behalf of the Board of Directors of Onyx Acceptance Corporation, a Delaware corporation (the “Company”), in connection with the Annual Meeting of Stockholders to be held at 10:00 a.m. on May 29, 2003, at the Company’s Corporate Headquarters, 27051 Towne Centre Drive, Foothill Ranch, California, 92610, and at any and all postponements and adjournments thereof.

      This Proxy Statement and accompanying proxy will first be mailed to stockholders of record on or about May 1, 2003. The costs of solicitation of proxies will be paid by the Company. In addition to soliciting proxies by mail, the Company’s officers, directors and other regular employees, without additional compensation, may solicit proxies personally or by other appropriate means. The Company will reimburse brokers, banks, fiduciaries and other custodians and nominees holding Common Stock in their names or in the names of their nominees for their reasonable charges and expenses in forwarding proxies and proxy materials to the beneficial owners of such Common Stock.

Voting Rights and Outstanding Shares

      Only stockholders of the Company’s Common Stock of record as of April 1, 2003, will be entitled to vote at the Annual Meeting. On April 1, 2003, there were outstanding 5,086,793 shares of Common Stock, which constituted all of the outstanding voting securities of the Company. Each share of Common Stock is entitled to one vote on all matters to come before the Annual Meeting.

      Assuming a quorum is present, the nominee receiving the greatest number of votes will be elected as a director (Proposal 1), and the affirmative vote of a majority of the shares present or represented by proxy at the Annual Meeting and entitled to vote will be required for the approval of Proposal 2 (ratification of the election of independent accountants) and to act on all other matters to come before the Annual Meeting. For purposes of determining the number of votes cast with respect to any voting proposal, the sum of votes cast and abstentions are included. Abstentions with respect to any proposal are counted as “shares present” and also have the effect of a vote “against” such proposal as to which they are specified. Broker non-votes with respect to any proposal are not considered “shares present” and, therefore, have the effect of reducing the number of affirmative votes required to achieve a majority of the votes cast for such proposal. Broker non-votes will be counted for the purpose of determining whether a quorum is present.

Revocability of Proxies

      Proxies must be written, signed by the stockholder and returned to the Secretary of the Company. Any stockholder who signs and returns a proxy may revoke it at any time before it is voted by filing with the Secretary of the Company a written revocation or a duly executed proxy bearing a date later than the date of the proxy being revoked. Any stockholder attending the Annual Meeting in person may withdraw such stockholder’s proxy and vote such stockholder’s shares.

DIRECTORS, EXECUTIVE OFFICERS AND COMPENSATION INFORMATION

Directors and Executive Officers

      The directors and executive officers of the Company, and their ages and positions as of May 1, 2003, are as follows:

Name	Age	Position

Thomas C. Stickel(1)(2)	54	Chairman of the Board and Director
John W. Hall	41	President, Chief Executive Officer and Director
Don P. Duffy	49	Executive Vice President, Chief Financial Officer and Director
G. Bradford Jones(1)(2)	48	Director
C. Thomas Meyers(1)(2)	65	Director
Frank L. Marraccino	47	Executive Vice President
Michael A. Krahelski	47	Senior Vice President, Secretary and General Counsel
David G. MacInnis	39	Senior Vice President
Todd A. Pierson	40	Senior Vice President and Chief Information Officer
Vincent M. Scardina	48	Senior Vice President and Treasurer

(1)	Member of Audit Committee

(2)	Member of Compensation Committee

      The Company’s Certificate of Incorporation, as amended, and its Amended and Restated Bylaws, provide for the Board of Directors to be divided into three classes, with each class to be as nearly equal in number of directors as possible. At each annual meeting of the stockholders, the successors to the class of directors whose term expires at the time are elected to hold office for a term of three years, or until their respective successors are elected and qualified, so that the term of one class of directors expires at each such annual meeting. The terms of office currently expire as follows: Mr. Jones and Mr. Meyers, Class 1, 2005; Mr. Duffy, Class 2, 2003; and Mr. Stickel and Mr. Hall, Class 3, 2004.

      Mr. Duffy has been nominated for election to serve an additional three-year term expiring in 2006. (Proposal 1).

      Officers are elected by, and serve at the discretion of, the Board of Directors. There are no family relationships among the directors or executive officers, other than the CEO, John W. Hall, and Senior Vice President, Todd A. Pierson, who are brothers-in-law.

      The following information is submitted concerning the continuing directors and executive officers of the Company, including the nominee for election, Don P. Duffy.

      Thomas Stickel has served as a Director of the Company since April 1995 and as Chairman of the Board since May 1996. He is also a member of the Audit and the Compensation Committees. Mr. Stickel is Chairman, Founder and CEO of University Ventures Network and Virtual Capital, companies involved in strategic development. Mr. Stickel is also Founder and former Chairman of American Partners Capital Group, Inc., T.C.S. Enterprises, Inc., Bank of Southern California and Point Loma Savings. He currently serves on the boards of directors of Sempra Energy and Blue Shield of California. Mr. Stickel serves on the boards of directors of several non-profit entities as well, including California Chamber of Commerce, where he is the immediate past Chairman, and the Del Mar Thoroughbred Club. Finally, he is the Founder of the Stickel Christian Foundation.

      John Hall has served as President and as a Director of the Company since August 1993 and as Chief Executive Officer since September 1996. From 1988 to 1993, Mr. Hall was the M.I.S. Director of Western Financial Bank. From 1985 to 1988, Mr. Hall was a Founder and President of Micro Advantage, a developer and seller of software products for the business education industry. From 1983 to 1985, Mr. Hall was a consultant to several school districts in Southern California. Mr. Hall received a B.S. in Computer Information Systems from California State Polytechnic University.

      Don Duffy has served as an Executive Vice President and as the Chief Financial Officer of the Company since October 1993 and as a Director of the Company since January 1997. From 1988 to October 1993, Mr. Duffy was a Senior Manager for Ernst & Young, specializing in the financial services industry. As a senior manager at Ernst & Young, Mr. Duffy was responsible for managing engagements with banks, savings institutions and finance companies with assets ranging from $100 million to $3 billion. Mr. Duffy was responsible for public offerings of over $2 billion of automobile loan collateralized bonds and pass-through certificates. From 1981 through 1988, Mr. Duffy held other positions with Ernst & Young and its predecessor. Mr. Duffy received a B.S. in accounting from Brigham Young University.

      G. Bradford Jones has served as a Director of the Company since November 1993, and is a member of the Audit and the Compensation Committees. He is a founding partner of Redpoint Ventures, formed in October 1999, and a general partner with Brentwood Venture Capital, a firm he joined in 1981. Mr. Jones currently serves on the boards of directors of Multilink Technology Corporation, Stamps.com, Inc., and several privately held companies. Mr. Jones received his B.S. in Chemistry from Harvard University, his M.S. in Physics from Harvard University, and his J.D. and M.B.A. from Stanford University.

      C. Thomas Meyers has served as a Director of the Company since his appointment in June 1998 to fill a vacancy on the Board. He is also a member of the Audit and the Compensation Committees. Mr. Meyers retired from Capital Markets Assurance Corporation (“CapMAC”) in 1998 where he was Managing Director, Credit Enhancement. A 1960 graduate of Notre Dame University, Mr. Meyers was in the financial services industry most of his career, including 13 years at General Electric Capital Corporation where he held various positions. Mr. Meyers was the Chief Financial Officer for the consumer division of General Electric Capital Corporation prior to joining CapMAC in 1987. In 1992, Mr. Meyers and 7 others participated in the acquisition of CapMAC in a leveraged buy-out from Citicorp. CapMAC went public on the New York Stock Exchange in 1995 and was acquired in 1998 by MBIA.

      Frank Marraccino has served as an Executive Vice President of the Company since 1996 and was a Senior Vice President from 1993 to 1996. Mr. Marraccino is responsible for the operations of all the Company’s Auto Finance Centers and the purchase of auto receivables nationwide. From 1981 to 1993, Mr. Marraccino worked for Western Financial Bank and served in various capacities, including Collection Manager, Dealer Center Manager and Senior Vice President. From 1992 to 1993, Mr. Marraccino was responsible for the production and servicing of the auto receivables portfolio of Western Financial Bank.

      Michael Krahelski joined the Company in 1998 as a Senior Vice President. In February 1999, he was appointed Secretary of the Company and was named General Counsel later in that year. Prior to joining the Company, he was Vice President and General Counsel for Hyundai Motor Finance Company in California from 1990 to 1998. Mr. Krahelski has over 17 years of in-house legal experience in the automobile finance industry.

      David MacInnis joined the Company in January 1994 as Vice President and has served as Senior Vice President since 1996. Mr. MacInnis has served as a Branch Manager and as a Regional Manager and he currently oversees all Collections operations. From 1981 to 1993, Mr. MacInnis served in various capacities at Western Financial Bank, including Direct Lending Manager and Collections Manager. During his tenure at Western Financial Bank, Mr. MacInnis held the title of Assistant Vice President and was subsequently promoted to Vice President in 1991.

      Todd Pierson is a Senior Vice President and the Chief Information Officer responsible for all aspects of technology including systems, applications and communications, as well as the customer service area. He joined the Company in April 1999. Mr. Pierson has been in the technology field for 20 years, working with client server architectures, web-enabled applications, and financial money movement processes. Before coming to the Company, Mr. Pierson worked for Ceridian Tax Services as the Vice President of Information Services from 1991 to 1999. Prior to Ceridian, he was a Systems Engineer for Hewlett-Packard from 1986 to 1991.

      Vincent Scardina served as Controller of the Company from 1993 to 2000 and as Senior Vice President and Treasurer since 1996. Mr. Scardina has extensive experience in the auto finance industry, serving as National Manager of Financial Analysis at Hyundai Motor Finance Company from 1990 through 1993, and as Manager of Financial Planning at Security Pacific Auto Finance from 1988 through 1990.

Executive Compensation

      The following table provides certain summary information concerning the compensation earned by the Company’s Chief Executive Officer and each of the four additional most highly compensated executive officers (the “Named Executive Officers”) for the years ended December 31, 2002, December 31, 2001 and December 31, 2000.

SUMMARY COMPENSATION TABLE

				Long Term
				Compensation

		Annual Compensation(1)		Securities
				Underlying	All Other
Name and Principal Position	Year	Salary	Bonus	Options(2)(3)	Compensation(4)

John W. Hall	2002	$532,750	$0	75,000	n/a
President, Chief Executive	2001	$517,232	$0	50,000	n/a
Officer and Director	2000	$513,000	$0	350,000	n/a
Todd A. Pierson	2002	$183,801	$71,379	10,000	$5,040
Senior Vice President and Chief	2001	$178,447	$0	35,000	$5,100
Information Officer	2000	$169,950	$78,840	10,000	n/a
Don P. Duffy	2002	$237,139	$0	15,000	$1,151
Chief Financial Officer, Executive	2001	$230,232	$0	25,000	$1,250
Vice President and Director	2000	$222,449	$63,358	15,000	$2,050
Frank L. Marraccino	2002	$197,244	$0	0	$4,931
Executive Vice President	2001	$197,244	$0	25,000	$4,353
	2000	$190,573	$19,058	11,000	$4,331
Vincent M. Scardina	2002	$177,521	$16,275	15,000	$4,813
Senior Vice President and Treasurer	2001	$160,425	$0	25,000	$5,100
	2000	$155,000	$26,487	5,000	$3,000

(1)	No “other annual compensation” reportable pursuant to the regulations of the Securities and Exchange Commission was paid to any of the Named Executive Officers during the year 2002 fiscal year.

(2)	No restricted stock grants or long-term incentive plan payments were made to any of the Named Executive Officers during the 2002 fiscal year.

(3)	Stock options for shares of the Company awarded in the year indicated and exercisable in the future.

(4)	Represents the value of the Company’s matching contribution under the 401(k) plan.

Option Grants in Last Fiscal Year

      The following table contains information concerning the stock option grants made to the Named Executive Officers for the year ended December 31, 2002. No stock appreciation rights were granted to these individuals during such year:

	Individual Grants				Potential Realizable
					Value at Assumed Annual
	Number of	Percent of			Rates of Stock Price
	Securities	Total Options			Appreciation for Option
	Underlying	Granted to			Term(1)
	Options	Employees in	Exercise	Expiration
Name	Granted	Fiscal Year	Price($/sh)	Date	5%	10%

John W. Hall	75,000(2)	30.7%	$3.76	6/19/2012	$459,348	$731,435
Todd A. Pierson	10,000(2)	4.1%	$3.76	6/19/2012	$61,246	$97,525
Don P. Duffy	15,000(2)	6.1%	$3.76	6/19/2012	$91,870	$146,287
Vincent M. Scardina	15,000(2)	6.1%	$3.76	6/19/2012	$91,870	$146,287

(1)	The 5% and 10% assumed annual rates of compounded stock price appreciation are set by the rules of the Securities and Exchange Commission. There can be no assurance provided to any executive officer or any other holder of the Company’s securities that the actual stock price appreciation over the 10-year option term will be at the assumed 5% and 10% levels or at any other defined level. Unless the market price of the Common Stock appreciates over the option term, no value will be realized from the option grants made to the executive officers.

(2)	Option granted on June 19, 2002, of which 25% will become exercisable one year from the grant date and balance exercisable thereafter in 36 equal monthly installments upon the optionee’s completion of each month of service.

Aggregated Option Exercises in the last Fiscal Year and Fiscal Year-End Values

      The following table sets forth information concerning the value of unexercised options held by each of the Named Executive Officers for the year ended December 31, 2002. No options or stock appreciation rights were exercised by any Named Executive Officer during such year and no stock appreciation rights were outstanding at the end of that year.

	Number of Securities		Value of Unexercised
	Underlying Unexercised		In-the-Money Options at
	Options at Fiscal Year End		Fiscal Year End(2)

Name(1)	Exercisable	Unexercisable	Exercisable	Unexercisable

John W. Hall	528,323	230,419	125,275	0
Todd A. Pierson	34,062	35,938	0	0
Don P. Duffy	124,801	36,462	37,495	0
Frank L. Marraccino	124,830	20,544	0	0
Vincent M. Scardina	57,943	32,087	5,617	0

(1)	No named Executive Officer acquired shares on exercise of options during the 2002 fiscal year.

(2)	Based on the closing market price of the shares at fiscal year-end ($2.73 per share) less the price payable on option exercise to acquire such shares.

			(c)
			Number of securities
			remaining available
	(a)		for future issuance
	Number of securities	(b)	under equity
	to be issued upon	Weighted-average	compensation plans
	exercise of	exercise price of	(excluding securities
	outstanding options,	options, warrants	reflected in
	warrants and rights	and rights	column(a))

Equity compensation plans approved by security holders(1)	1,953,867	$4.70	41,305
Equity compensation plans not approved by security holders(2)	180,530	$8.875	—

Total	2,134,397	$5.05	41,305

(1)	The number of securities available for future issuance under the stock option/stock issuance plan increases on the first trading day of each calendar year by an amount equal to three percent (3%) of the total number of shares of Common Stock outstanding on the last trading day of the immediately preceding calendar year.

(2)	180,530 in warrants were issued to BayView Capital Corporation in 1998 at an initial exercise price of $8.8750 per share, subject to customary antidilution adjustments; these warrants were issued in connection with a term loan from BayView Capital Corporation to the Company and will expire in February 2004.

Compensation Committee Interlocks and Insider Participation

      The members of the Compensation Committee of the Company’s Board of Directors during 2002 were Messrs. Stickel, Meyers and Jones. None of these individuals was at any time during the year ended December 31, 2002 or at any other time an officer or employee of the Company.

      No executive officer of the Company serves as a member of the board of directors or compensation committee of any entity which has one or more executive officers serving as a member of the Company’s Board of Directors or Compensation Committee

Employment Contracts and Termination of Employment and Change of Control Arrangements

      None of the Company’s executive officers have employment agreements with the Company, and their employment may be terminated at any time at the discretion of the Board of Directors. Stock options granted under the 1996 Stock Option/ Stock Issuance Plan (as amended and restated in 1998 and 2000) (the “1996 Plan”) may be accelerated at the discretion of the Board in the event of a change of control of the Company or in the event of an involuntary termination following a change of control.

Director Remuneration

      The directors, with the exception of the Chairman of the Board, who received $30,000 as compensation in 2002, do not receive cash compensation for service on the Board of Directors or any committee thereof but are reimbursed for their out-of-pocket expenses in serving on the Board of Directors. (Messrs. Hall and Duffy, who are Board Members, receive salaries for their positions as CEO and CFO of the Company, respectively.) Certain non-employee members of the Board of Directors have been granted options to purchase shares of the Company’s Common Stock from time to time in connection with their appointment to and service on the Board of Directors. No special grants were made during 2002. Additionally, each of the non-employee members of the Board of Directors is eligible to receive options to purchase Common Stock under the 1996 Plan’s Automatic Option Grant Program.

      Under the Automatic Option Grant Program, each non-employee director is granted an option to purchase 10,000 shares of Common Stock at the time he or she is initially elected, and thereafter, at each annual Stockholders Meeting, each individual with at least six months of Board service who is to continue to serve as a non-employee Board Member after the meeting is granted an option to purchase 7,000 shares of Common Stock, whether or not such individual has been in the prior employ of the Company.

      Each automatic grant has a term of 10 years, subject to earlier termination following the optionee’s cessation of Board service. The initial automatic option grant of 10,000 shares under the Automatic Option Grant Program upon initial Board membership vests in a series of 24 successive equal monthly installments upon the optionee’s completion of each month of Board service over the 24 month period measured from the grant date. The annual automatic option grants of 7,000 shares vest in a series of 12 equal monthly installments upon the optionee’s completion of each month of Board service over the 12-month period measured from the grant date. However, each outstanding option will immediately vest upon (i) certain changes in the ownership or control of the Company or (ii) the death or disability of the optionee while serving as a Board member.

      Pursuant to this program, the non-employee directors will receive a grant of 7,000 shares each following the Annual Shareholders Meeting in 2003.

Board Committees and Meetings

      The Board of Directors held five meetings and acted by unanimous written consent five times during the fiscal year ended December 31, 2002 (the “2002 Fiscal Year”). The Board of Directors has an Audit Committee and a Compensation Committee. The Board does not have a Nominating Committee. Each director attended or participated in 75% or more of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all committees of the Board on which such director served during the 2002 Fiscal Year.

      The Audit Committee currently consists of three directors, Mr. Stickel, Mr. Jones and Mr. Meyers, and is primarily responsible for assisting the Board in fulfilling its oversight responsibilities relating to (i) the integrity of the Company’s financial statements, financial reporting process and systems of controls, and (ii) the annual independent audit of the Company’s financial statements and the engagement of the independent auditors and the evaluation of their qualifications, independence and performance. The Audit Committee held five meetings during the 2002 Fiscal Year and acted by unanimous written consent one time during the 2002 Fiscal Year.

      The Compensation Committee currently consists of three directors, Mr. Stickel, Mr. Jones, and Mr. Meyers, and is primarily responsible for reviewing and approving the Company’s general compensation policies and setting compensation levels for the Company’s executive officers. The Compensation Committee also has the exclusive authority to administer the Company’s 1996 Plan and to make option grants thereunder. The Compensation Committee acted by unanimous written consent one time during the 2002 Fiscal Year.

REPORT OF THE COMPENSATION COMMITTEE(1)

      The Company applies a consistent philosophy to compensation for all employees, including senior management. This philosophy is based on the premise that the achievements of the Company result from the coordinated efforts of all individuals working toward common objectives.

Compensation Philosophy

      Under the supervision of the Compensation Committee of the Board of Directors, the Company has developed and implemented compensation policies, plans and programs which seek to enhance the profitability of the Company, and thus stockholder value, by aligning closely the financial interests of the Company’s senior managers and employees with those of its stockholders. The Compensation Committee endorses the belief that stock ownership by a significant percentage of the Company’s employees, including the granting of stock options to employees, furthers that goal and fosters decision-making by its employees with the Company’s long-term performance in mind.

      The compensation plans and programs are structured to integrate pay with the Company’s annual and long-term performance goals. The plans and programs are designed to recognize initiative and achievement and to assist the Company in attracting and retaining qualified employees. In furtherance of these goals, annual base salaries are generally set at competitive levels, and the Company relies to a large degree on annual incentive compensation to attract and retain key employees with outstanding abilities and to motivate them to perform to the full extent of their abilities. For the longer term, stock options (incentive stock options and non-qualified stock options) are awarded by the Company, the stock of which is traded on the Nasdaq National Market. Incentive compensation is variable and closely tied to corporate, business unit and individual performance in a manner that encourages a continuing focus on building profitability and shareholder value. As a result of the increased emphasis on tying executive compensation to corporate performance, in any particular year the total compensation of the Company’s executives may be more or less than the executives of the Company’s competitors, depending upon the Company’s or the individual business unit’s performance.

      In evaluating the performance and setting the incentive compensation of the Chief Executive Officer and other senior executives, the Compensation Committee takes into account their commitment to the long-term success of the Company through management of their respective units as dictated by existing and anticipated market conditions. The Compensation Committee expects the Chief Executive Officer and senior executives to demonstrate strong management in both adverse and advantageous market conditions for each of the Company’s major divisions, and rewards such executives accordingly.

      At the beginning of each year, performance goals are set to determine potential annual incentive compensation for each executive. Financial goals include loan volume growth, operating earnings, loan losses, delinquency levels, cost controls, productivity and profitability.

Compensation of Chief Executive Officer

      In determining the Chief Executive Officer’s compensation, the Compensation Committee discussed and considered all of the factors discussed above in the overall context of the Company’s performance. The Compensation Committee acknowledged the continued focus on purchasing quality auto contracts, strengthening infrastructure and managing the performance of the auto contracts portfolio.

Stock Option Grants

      Onyx Acceptance Corporation uses stock options as long-term incentives and expects that it will continue to use this compensation alternative in the future. The Onyx Compensation Committee grants incentive stock options and, in certain circumstances, non-qualified stock options to employees of the Company and views such grants less as short-term compensation and more as a long-term incentive mechanism. Grants were made in 2002 to some executives as shown in the Summary Compensation Table, and to other key employees.

Policy Regarding Compliance with I.R.C. Section 162(m)

      Section 162(m) of the Internal Revenue Code, provides in general that compensation paid to certain executives of publicly held corporations will not be deductible for federal income tax purposes to the extent it exceeds $1,000,000 per year unless certain conditions are met. It is the present policy of the Compensation Committee that individual compensation shall not exceed the deductibility requirements of Section 162(m), and the Company intends to take the necessary steps to comply, but also reserves the right to enter into incentive and other compensation arrangements that do not comply when it determines that the benefits to the Company outweigh the cost of the possible loss of federal income tax deductions.

COMPENSATION COMMITTEE

Thomas C. Stickel
G. Bradford Jones
C. Thomas Meyers

(1) This section is not “soliciting material,” is not deemed filed with the SEC and is not to be incorporated by reference into any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in such filing.

REPORT OF THE AUDIT COMMITTEE(1)

      The Audit Committee of the Company’s Board of Directors is comprised of independent directors as required by the listing standards of the Nasdaq National Market. The Audit Committee operates pursuant to a written charter adopted by the Board of Directors.

      The role of the Audit Committee is to oversee the Company’s independent auditors and financial reporting process on behalf of the Board of Directors. Management of the Company has the primary responsibility for the Company’s financial statements as well as the Company’s financial reporting process, principles and internal controls. The independent auditors are responsible for performing an audit of the Company’s financial statements and expressing an opinion as to the conformity of such financial statements with generally accepted accounting principles.

      In this context, the Audit Committee has reviewed and discussed the audited financial statements of the Company as of and for the year ended December 31, 2002, with management and the independent auditors. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as currently in effect. In addition, the Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as currently in effect, and it has discussed with the auditors their independence from the Company. The Audit Committee has also considered whether the independent auditor’s provision of non-audit services, if any, to the Company is compatible with maintaining the auditor’s independence.

      The members of the Audit Committee are not engaged in the accounting or auditing profession. In the performance of their oversight function, the members of the Audit Committee necessarily relied upon the information, opinions, reports and statements presented to them by management of the Company and by the independent auditors.

      The Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Form 10-K for 2002.

      Submitted on May 1, 2003 by the members of the Audit Committee of the Company’s Board of Directors.

AUDIT COMMITTEE

Thomas C. Stickel
G. Bradford Jones
C. Thomas Meyers

(1) This section is not “soliciting material,” is not deemed filed with the SEC and is not to be incorporated by reference into any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in such filing.

Audit Fees

      The aggregate fees billed for professional services rendered by PricewaterhouseCoopers LLP for the audit of the Company’s annual consolidated financial statements for the 2002 fiscal year and the reviews of the consolidated financial statements included in the Company’s Quarterly Reports on Form 10-Q for the 2002 fiscal year were $229,450.

Financial Information Systems Design and Implementation Fees

      PricewaterhouseCoopers LLP did not render any professional services to the Company of the type described in Rule 2-01(c)(4)(ii) of Regulation S-X during the 2002 fiscal year.

All Other Fees

      The aggregate fees billed for services rendered by PricewaterhouseCoopers LLP, other than fees for the services referenced under the captions “Audit Fees” and “Financial Information Systems Design and Implementation Fees,” during the 2002 fiscal year were $236,868, which included $116,250 for fees related to the Company’s public securitizations in 2002, $81,018 for fees related to tax work done for the Company in 2002 and $21,400 for fees related to the annual audit of the 401(k) plan.

      The Audit Committee has determined that the aggregate fees billed for services rendered referenced under the caption “All Other Fees” is compatible with maintaining the independence of PricewaterhouseCoopers LLP.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with Officers and Directors

      In December 1994, the Company loaned $175,000 to John Hall, who is the Chief Executive Officer, President and a Director of the Company. All principal and accrued interest under the promissory note evidencing the loan is due on December 20, 2004.

COMPANY PROPOSALS

      The following proposals will be submitted for stockholder consideration and voting at the Annual Meeting.

PROPOSAL 1

ELECTION OF DIRECTORS

      The Company’s Certificate of Incorporation, as amended, and its Amended and Restated Bylaws, provide for a classified Board of Directors consisting of three classes of directors with staggered three-year terms, with each class consisting, as nearly as possible, of one-third of the total number of directors. The Board currently consists of five persons in the following classes: Mr. Jones and Mr. Meyers, Class 1, 2005; Mr. Duffy, Class 2, 2003; and Mr. Stickel and Mr. Hall, Class 3, 2004. The class whose term of office expires at the Annual Meeting currently consists of one director, Mr. Duffy. If elected as proposed, Mr. Duffy will serve for a term of three years, expiring at the 2006 annual meeting of stockholders or until a successor has been duly elected and qualified.

      Mr. Duffy has agreed to serve if elected, and management has no reason to believe that such nominee will be unavailable to serve. In the event such nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who may be designated by the present Board of Directors to fill the vacancy. Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR the nominee named above. Mr. Duffy’s biography is stated above in this Proxy statement under “Directors, Executive Officers and Compensation Information.”

RECOMMENDATION OF THE BOARD OF DIRECTORS

      The Board of Directors recommends that the stockholders vote FOR the election of Mr. Duffy.

PROPOSAL 2

RATIFICATION OF THE SELECTION OF INDEPENDENT ACCOUNTANTS

      At the recommendation of the Audit Committee, the Company’s Board of Directors has selected PricewaterhouseCoopers LLP as the Company’s independent accountants for the fiscal year ending Decem-

ber 31, 2003. Although the appointment of PricewaterhouseCoopers LLP is not required to be submitted to a vote of the stockholders, the Board of Directors believes it appropriate as a matter of policy to request that the stockholders ratify the appointment for the current fiscal year. In the event a majority of the votes cast at the meeting are not voted in favor of the appointment, the Audit Committee and the Board of Directors will reconsider its selection and may or may not then decide to select a firm other than PricewaterhouseCoopers LLP. Proxies solicited by the Board of Directors will be voted in favor of the appointment unless stockholders specify otherwise in such proxies.

      A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting with the opportunity to make a statement if the representative so desires, and to respond to appropriate questions.

      The affirmative vote of a majority of the shares of Common Stock voting at the Annual Meeting is required to ratify the selection of PricewaterhouseCoopers LLP as independent accountants.

RECOMMENDATION OF THE BOARD OF DIRECTORS

      The Board of Directors recommends that stockholders vote “FOR” Proposal 2.

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth certain information known to the Company with respect to the beneficial ownership of the Company’s Common Stock as of April 1, 2003, by: (i) each person (or group of persons who have agreed to act together with respect to such stock) who is known by the Company to own beneficially 5% or more of any class of the Company’s securities; (ii) each of the Company’s directors; (iii) the Company’s Chief Executive Officer and each of the Named Executive Officers; and (iv) the Company’s directors and executive officers as a group.

	Shares Beneficially
	Owned(1)

Name and Address(2)	Number	Percent

John W. Hall(3)	811,009	15.9%
Lincolnshire Associates(4)	625,200	12.3%
G. Bradford Jones(5)	632,508	12.4%
Dimensional Fund(6)	453,300	4.89%
Don P. Duffy(7)	144,224	2.8%
Frank L. Marraccino(8)	133,587	2.6%
Thomas C. Stickel(9)	80,432	1.6%
Vincent M. Scardina(10)	79,888	1.6%
C. Thomas Meyers(11)	41,416	*
David G. MacInnis(12)	40,790	*
Michael A. Krahelski(13)	39,385	*
All executive officers and directors as a group (9 persons)(14)	2,003,239	39.4%

*	Less than one percent.

(1)	Percentage of ownership is based on 5,086,793 shares of Common Stock outstanding as of April 1, 2003. Shares of Common Stock subject to stock options which are currently exercisable or will become exercisable within 60 days after April 1, 2003 are deemed outstanding for computing the percentage of the person or group holding such options, but are not deemed outstanding for computing the percentage of any other person or group.

(2)	Unless otherwise indicated, the persons named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable.

(3)	Includes 571,238 shares of Common Stock issuable upon the exercise of immediately exercisable options or options that will become exercisable within 60 days of April 1, 2003.

(4)	Lincolnshire Associates, LTD., 2550 Midway Road, Suite 220, Carrollton, Texas 75006, (“Lincolnshire”) in its capacity as a limited partnership formed for the purpose of making investments may be deemed to beneficially own 625,200 shares of the Company for its partners.

(5)	Includes 42,416 shares of Common Stock issuable upon the exercise of immediately exercisable options or options that will become exercisable within 60 days of April 1, 2003.

(6)	Dimensional Fund Advisors Inc., 1299 Ocean Avenue, 11th Floor, Santa Monica, California 90401 (“Dimensional”) in its capacity as an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts. These investment companies, trusts and accounts are the “Funds”. In its role as investment adviser or manager, Dimensional possesses voting and/or investment power over the securities described in this table that are owned by the Funds. All securities reported in this table are owned by the Funds. Dimensional disclaims beneficial ownership of such securities.

(7)	Includes 129,592 shares of Common Stock issuable upon the exercise of immediately exercisable options or options that will become exercisable within 60 days of April 1, 2003.

(8)	Includes 129,205 shares of Common Stock issuable upon the exercise of immediately exercisable options or options that will become exercisable within 60 days of April 1, 2003.

(9)	Includes 80,432 shares of Common Stock issuable upon the exercise of immediately exercisable options or options that will become exercisable within 60 days of April 1, 2003.

(10)	Includes 61,278 shares of Common Stock issuable upon the exercise of immediately exercisable options or options that will become exercisable within 60 days of April 1, 2003.

(11)	Includes 37,416 shares of Common Stock issuable upon the exercise of immediately exercisable options or options that will become exercisable within 60 days of April 1, 2003.

(12)	Includes 40,496 shares of Common Stock issuable upon the exercise of immediately exercisable options or options that will become exercisable within 60 days of April 1, 2003.

(13)	Includes 34,749 shares of Common Stock issuable upon the exercise of immediately exercisable options or options that will become exercisable within 60 days of April 1, 2003.

(14)	Includes (i) an aggregate of 1,126,822 shares issuable to the Company’s executive officers and directors upon the exercise of immediately exercisable options or options that will become exercisable within 60 days of April 1, 2003 and (ii) does not include shares owned by Lincolnshire or Dimensional.

STOCK PRICE PERFORMANCE GRAPH(1)

      Set forth below are line graphs depicting the yearly percentage change in the cumulative total shareholder return on the Company’s Common Stock and the cumulative total return of the NASDAQ composite and a compiled peer group for the period commencing December 31, 1997 and ending December 31, 2002.

      The following graph compares the value of a $100 investment made on 12/31/97 in each of Onyx, the Onyx Peer Group, and the NASDAQ Composite Index as of 12/31/97, 12/31/98, 12/31/99, 12/31/00, 12/31/01 and 12/31/02.

	12/31/97	12/31/98	12/31/99	12/31/00	12/31/01	12/31/02

Onyx	$100.00	$74.19	$82.26	$37.10	$66.97	$35.23
Onyx Peer Group(2)	$100.00	$80.31	$157.47	$182.58	$222.72	$115.85
NASDAQ Composite	$100.00	$139.63	$259.13	$157.32	$124.20	$85.05

(1)	This section is not “soliciting material,” is not deemed filed with the SEC and is not to be incorporated by reference into any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in such filing.

(2)	Companies in the Onyx Peer Group are WFS Financial, Inc. and Americredit Corporation. Both Arcadia Financial Corporation and Union Acceptance Corporation information, which were included in the Onyx Peer Group in prior years, are no longer available.

COMPLIANCE WITH SECTION 16(a)

OF THE SECURITIES EXCHANGE ACT OF 1934

      Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers, directors and persons who own more than ten percent (10%) of the Company’s Common Stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of the Common Stock of the Company. To the Company’s knowledge, based on its review of the copies of such reports furnished to the Company and written representations that no other reports were required, the Company believes that all of its officers and directors and greater than ten percent beneficial owners complied with all Section 16(a) filing requirements applicable to them with respect to transactions through the end of the fiscal year ended December 31, 2002.

STOCKHOLDER PROPOSALS AND NOMINATIONS

      Any stockholder intending to submit to the Company a proposal for inclusion in the Company’s Proxy Statement and proxy for the 2004 Annual Meeting must submit such proposal in compliance with the rules and regulations of the Securities and Exchange Commission so that it is received by the Company no later than January 2, 2004. Stockholder proposals should be submitted to the Secretary of the Company. No stockholder proposals were received for inclusion in this proxy statement.

      Pursuant to the Company Bylaws, no business proposal will be considered properly brought before the next annual meeting by a stockholder, and no nomination for the election of directors will be considered properly made at the next annual meeting by a stockholder, unless notice thereof, which contains certain information required by the Bylaws, is provided to the Company no later than 90 days prior to the next annual meeting. This requirement is in addition to, and separate from, the requirements described above for inclusion of proposals in the proxy statement. No nominations were received in connection with the 2003 election of directors. A copy of the Bylaws will be provided to any stockholder who submits a written request to the Secretary of the Company.

OTHER MATTERS

      While the Notice of Annual Meeting of Stockholders calls for the transaction of such other business as may properly come before the meeting, the Board of Directors has no knowledge of any matters to be presented for action other than as set forth above. The enclosed proxy gives discretionary authority to the proxy holders, however, to consider and vote on any additional matters that may be presented.

ANNUAL REPORT TO STOCKHOLDERS

      The Company’s Annual Report on Form 10-K for the year ended December 31, 2002, is being mailed to stockholders together with this Proxy Statement.

      STOCKHOLDERS ARE URGED TO IMMEDIATELY MARK, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED, TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

By Order of the Board of Directors

MICHAEL KRAHELSKI
Secretary

Foothill Ranch, California
May 1, 2003

ONYX ACCEPTANCE CORPORATION

PROXY
THIS PROXY IS SOLICITED BY THE COMPANY’S BOARD OF DIRECTORS FOR THE
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD AT 10:00 A.M.
ON THURSDAY, MAY 29, 2003, AT THE COMPANY’S CORPORATE HEADQUARTERS
LOCATED AT 27051 TOWNE CENTRE DRIVE, FOOTHILL RANCH, CALIFORNIA

The undersigned hereby appoints John W. Hall and Don P. Duffy as proxies with full power of substitution, and authorizes them, or any one or more of them, to vote all shares of Common Stock of Onyx Acceptance Corporation (the “Company”) which the undersigned is entitled to vote at the Company’s Annual Meeting of Stockholders to be held on May 29, 2003, and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon the matters specified on the reverse side of this card and in accordance with the following instructions, with discretionary authority as to any other matters that may properly come before the meeting.

     THIS PROXY, WHEN PROPERLY EXECUTED AND RETURNED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER ON THE REVERSE SIDE. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEE LISTED ON THE REVERSE SIDE IN PROPOSAL 1 AND FOR PROPOSAL 2 AND, AS TO ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE DISCRETION OF THE PROXIES.

(Continued on Reverse Side)

ANNUAL MEETING OF STOCKHOLDERS OF

ONYX ACCEPTANCE CORPORATION

May 29, 2003

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTOR AND “FOR” PROPOSAL 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.	Election of Director:

NOMINEE
☐	FOR THE NOMINEE	Don P. Duffy

☐	WITHHOLD AUTHORITY TO VOTE FOR THE NOMINEE LISTED	(to be reelected to serve until the Annual Meeting in 2006)

INSTRUCTION:	To withhold authority to vote for any individual nominee, strike a line through that nominee name listed above.

		FOR	AGAINST	ABSTAIN
2.	Ratification of Independent Accountants: PricewaterhouseCoopers, LLP	☐	☐	☐

3.	In accordance with the discretion of the proxy holders, to act upon all matters incident to the conduct of the meeting and upon such other matters as may properly come before the meeting.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED FOR DOMESTIC MAILING.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

PLEASE CHECK THIS BOX IF YOU PLAN TO ATTEND THE MEETING ☐

Signature of Stockholder ___________________ Date:_____ , 2003  Signature of Stockholder _________________ Date: _____ , 2003

Note:	This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.